UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2019

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 836-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Introductory Note

As previously disclosed on July 1, 2019, Weatherford International plc, Weatherford International Ltd., and Weatherford International, LLC (collectively, the “Weatherford Parties” or the “Company”) commenced voluntary cases (the “Cases”) under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the caption In re Weatherford International plc, et al. seeking relief under the provisions of Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”). On September 9, 2019, the Company filed with the Bankruptcy Court the proposed Second Amended Joint Prepackaged Plan of Reorganization of Weatherford International plc and its Affiliate Debtors, as described below (as amended, modified or supplemented from time to time, the “Plan”).

On September 11, 2019, the Bankruptcy Court entered an order, Docket No. 343 (the “Confirmation Order”), confirming and approving the Plan. On December 13, 2019 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied and the Company emerged from Chapter 11, including, but not limited to the effectiveness of the schemes of arrangement in Ireland and Bermuda. The Company filed a notice of the Effective Date of the Plan with the Bankruptcy Court on December 13, 2019 (the “Notice of Effective Date”). A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

ABL Credit Agreement

On the Effective Date, pursuant to the terms of the Plan, the Company entered into a senior secured asset-based revolving credit agreement in an aggregate amount of $450 million (the “ABL Credit Agreement”) with the lenders party thereto and Wells Fargo Bank, N.A. as administrative agent. Among other things, proceeds of loans under the ABL Credit Agreement may be used to refinance certain existing indebtedness in connection with the Cases, pay fees and expenses associated with the ABL Credit Agreement and finance ongoing working capital and general corporate needs of the Company and certain of its subsidiaries.

The maturity date of loans made under the ABL Credit Agreement is June 13, 2024. Revolving Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement will bear interest at a rate of (i) in the case of LIBOR rate borrowings, the LIBOR rate plus an applicable margin in the range of 175-225 basis points per annum, with a zero LIBOR rate floor, and (ii) in the case of base rate borrowings, the base rate plus an applicable margin in the range of 75-125 basis points per annum, in the case of clauses (i) and (ii), based on the Average Excess Availability (as defined in the ABL Credit Agreement). The FILO Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement will bear interest at a rate of (i) in the case of LIBOR rate borrowings, the LIBOR rate plus an applicable margin of 350 basis points per annum, with a zero LIBOR rate floor, and (ii) in the case of base rate borrowings, the base rate plus an applicable margin of 250 basis points per annum. In addition to paying interest on outstanding principal amounts under the ABL Credit Agreement, the Company will be required to pay (A) a letter of credit fee for each letter of credit issued thereunder equal to (i) in the case of those allocated to the Revolver Commitments (as defined in the ABL Credit Agreement), 175-225 basis points per annum based on the Average Excess Availability, and (ii) in the case of those allocated to the FILO Commitments (as defined in the ABL Credit Agreement), 350 basis points per annum, in each case, on the amount of each such letter of credit, and (b) a 12.5 basis point per annum fronting fee on the amount of each such letter of credit, and (B) an unused commitment fee in respect of the average unutilized Revolver Commitments and the average unutilized FILO Commitments at a rate of either 37.5 or 50 basis point per annum, based on the level of the Average Facility Usage (as defined in the ABL Credit Agreement).

The ABL Credit Agreement has a financial covenant that applies only after the occurrence of a Covenant Trigger Event (as defined in the ABL Credit Agreement) and requires, during any Covenant Testing Period (as defined in the ABL Credit Agreement), at least a 1.00 to 1.00 ratio of (a) Consolidated Adjusted EBITDA (as defined in the ABL Credit Agreement) minus Unfinanced Capital Expenditures (as defined in the ABL Credit Agreement) to (b) Fixed Charges (as defined in the ABL Credit Agreement). The ABL Credit Agreement is secured by substantially all of the personal assets and properties of the Company and certain of its subsidiaries (including a first lien on the priority collateral for the ABL Credit Agreement and a second lien on the priority collateral for the LC Credit Agreement (as defined below), in each case, subject to permitted liens). The ABL Credit Agreement is also guaranteed on an unsecured basis by certain other subsidiaries of the Company.

Upon the Effective Date, the Company had $0 borrowings and approximately $123.0 million in outstanding letters of credit under the ABL Credit Agreement.

The foregoing description of the ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

LC Credit Agreement

On the Effective Date, pursuant to the terms of the Plan, the Company entered into a senior secured letter of credit credit agreement in an aggregate amount of $195 million (the “LC Credit Agreement”, together with the ABL Credit Agreement, the “Exit Credit Agreements”) with the lenders party thereto and Deutsche Bank Trust Company Americas as administrative agent. The LC Credit Agreement will be used for the issuance of bid and performance letters of credit of the Company and certain of its subsidiaries.

The maturity date under the LC Credit Agreement is June 13, 2024. The outstanding amount of each letter for credit under the LC Credit Agreement will bear interest at LIBOR plus an applicable margin of 350 basis points per annum. The LC Credit Agreement includes (i) a 12.5 basis point per annum fronting fee on the outstanding amount of each such letter of credit and (ii) an unused commitment fee in respect of the unutilized commitments at a rate of 50 basis point per annum on the average daily unused commitments under the LC Credit Agreement. Upon the Effective Date, the Company had approximately $65.8 million in outstanding letters of credit under the LC Credit Agreement.

The LC Credit Agreement has a minimum liquidity covenant of $200 million and is secured by substantially all the personal assets and properties of the Company and certain of its subsidiaries (including a first lien on the priority collateral for the LC Credit Agreement and a second lien on the priority collateral for the ABL Credit Agreement, in each case, subject to permitted liens). The LC Credit Agreement is also guaranteed on an unsecured basis by certain other subsidiaries of the Company.

The foregoing description of the LC Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LC Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Intercreditor Agreement

On the Effective Date, Wells Fargo Bank, N.A., as administrative agent under the ABL Credit Agreement, Deutsche Bank Trust Company Americas, as administrative agent under the LC Credit Agreement, and the Company and certain of its subsidiaries entered into an Intercreditor Agreement that, among other things, sets forth the relative lien priorities of the secured parties under the Exit Credit Agreements on the collateral shared by the ABL Credit Agreement and the LC Credit Agreement.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Indenture and 11.00% Senior Notes due 2024

The Company entered into an indenture, dated as of the Effective Date (the “Indenture”), among the Company, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, and issued $2.1 billion aggregate principal amount of its 11.00% Senior Notes due 2024 (the “Senior Notes”) thereunder. The Senior Notes are guaranteed on a senior basis by the Company’s existing domestic subsidiaries and certain foreign subsidiaries that guarantee its obligations under the Exit Credit Agreements (the “Guarantors”) on a full and unconditional basis. The following is a brief description of the material provisions of the Indenture and the Senior Notes.

The Senior Notes will mature on December 1, 2024. Interest on the Senior Notes will accrue at the rate of 11.00% per annum and will be payable semiannually in arrears on June 1 and December 1, commencing on June 1, 2020.

Optional Redemption.

At any time prior to December 1, 2021, the Company may redeem the Senior Notes, in whole or in part, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) the “make-whole” premium at the redemption date, plus (iii) accrued and unpaid interest, if any, to the redemption date (subject to the right of the noteholders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). On and after December 1, 2021, the Company may redeem all or part of the Senior Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 105.500% for the twelve-month period beginning on December 1, 2021; (ii) 102.750% for the twelve-month period beginning on December 1, 2022; and (iii) 100.000% for the twelve-month period beginning December 1, 2023 and at any time thereafter, plus accrued and unpaid interest at the redemption date.

In addition, at any time prior to December 1, 2022, the Company may redeem up to $500 million in the aggregate principal amount of the Senior Notes at a redemption price of 103.00% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

Change of Control.

If a change of control (as defined in the Indenture) occurs, holders of the Senior Notes will have the right to require the Company to repurchase all or any part of their Senior Notes at a purchase price equal to 101% of the aggregate principal amount of the Senior Notes repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

Certain Covenants.

The Indenture governing the Senior Notes contains covenants that limit, among other things, the Company’s ability and the ability of certain of its subsidiaries, to: incur, assume or guarantee additional indebtedness; pay dividends or distributions on capital stock or redeem or repurchase capital stock; make investments; sell stock of its subsidiaries; transfer or sell assets; create liens; enter into transactions with affiliates; and enter into mergers or consolidations.

At such time as (1) the Senior Notes have an investment grade rating from both of Moody’s Investors Service, Inc. (“Moody’s”) and Standard and Poor’s Ratings Services (“S&P”) and (2) no default has occurred and is continuing under the Indenture, certain of these and other covenants will be suspended and cease to be in effect so long as the rating assigned by either Moody’s or S&P has not subsequently declined to below Baa3 or BBB- (or equivalent).

Events of Default.

The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Senior Notes to be declared due and payable immediately.

The foregoing description of the Indenture and the Senior Notes is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Form 8-K and are incorporated herein by reference.

Warrant Agreement

On the Effective Date, pursuant to the terms of the Plan, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC (the “Warrant Agent”).

On the Effective Date, pursuant to the terms of the Plan, the Company issued warrants (the “Warrants” and the holders thereof, the “Warrant Holders”), to holders of the Company’s existing ordinary shares, par value $0.001 (“Old Ordinary Shares”), to purchase up to an aggregate of 7,777,779 new ordinary shares in the Company, par value $0.001 (the “New Ordinary Shares”), at an exercise price of $99.96 per ordinary share. The Warrants are exercisable until the earlier of (i) December 13, 2023 and (ii) the date of consummation of any Liquidity Event (as defined in the Warrant Agreement) (the “Expiration Date”).

All unexercised Warrants will expire, and the rights of the Warrant Holders to purchase New Ordinary Shares will terminate, on the Expiration Date.

No Rights as Stockholders.

Pursuant to the Warrant Agreement, no Warrant Holder, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, to consent, to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of New Ordinary Shares, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such persons become holders of record of New Ordinary Shares issued upon settlement of the Warrants.

Adjustments.

The number of New Ordinary Shares for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time as described in the Warrant Agreement upon the occurrence of certain events including the issuance of New Ordinary Shares as a dividend or distribution to all holders of New Ordinary Shares, or a subdivision, combination, split, reverse split or reclassification of the outstanding New Ordinary Shares into a greater or smaller number of New Ordinary Shares.

Fractional Amounts.

The Company shall not issue any fraction of a Warrant or fraction of a share of New Ordinary Shares upon exercise of any Warrants and any fractions will be rounded down to the nearest whole number.

The foregoing description of the Warrant Agreement and Warrant is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.3 and 10.4 to this Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain parties who received New Ordinary Shares on the Effective Date (the “Stockholders”). The Registration Rights Agreement provides resale registration rights for the Stockholders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, Stockholders have customary underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their underwritten offering registration rights, Stockholders have the right to demand the Company to effectuate the distribution of any or all of its Registrable Securities by means of an underwritten offering pursuant to an effective registration statement; provided, however, that the expected gross proceeds are equal to or greater than $30.0 million in the aggregate. The Company is not obligated to effect an underwritten demand notice upon certain circumstances, including within 180 days of closing an underwritten offering. Under their piggyback registration rights, if at any time the Company proposes to undertake a registered offering of New Ordinary Shares for its own account, the Company must give at least ten business days’ notice to all Stockholders of Registrable Securities to allow them to request to include a specified number of their shares in the offering.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

Item 1.02 Termination of Material Definitive Agreement

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including the Old Ordinary Shares, issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

DIP Credit Agreement

On the Effective Date, the senior secured superpriority debtor-in-possession credit agreement (the “DIP Credit Agreement”) the Company previously entered into with the lenders party thereto, Citibank, N.A., as administrative agent, collateral agent and issuing bank, was paid in full and terminated.

Senior Notes and Credit Agreement

On the Effective Date, by operation of the Plan, all outstanding obligations under each of the following debt instruments were cancelled and the applicable agreements governing such obligations were terminated.

•	Amended and Restated Credit Agreement, dated May 9, 2016, by and among Weatherford International Ltd., WOFS Assurance Limited, Weatherford International plc, by and among the other borrowers party thereto, JPMorgan Chase Bank, N.A. and the lenders party thereto from time to time;

•	5.125% Senior Notes due 2020, issued under that certain Indenture, dated as of October 1, 2003, by and among the Weatherford Parties and Deutsche Bank Trust Company Americas, as indenture trustee, as amended, restated, modified, supplemented, or replaced from time to time (the “Bermuda Indenture”);

•	5.875% Senior Notes due 2021, issued under the Bermuda Indenture;

•	7.75% Senior Notes due 2021, issued under the Bermuda Indenture;

•	4.50% Senior Notes due 2022, issued under the Bermuda Indenture;

•	8.25% Senior Notes due 2023, issued under the Bermuda Indenture;

•	9.875% Senior Notes due 2024, issued under the Bermuda Indenture;

•	9.875% Senior Notes due 2025, issued under that certain Indenture, dated as of June 18, 2007 by and among the Weatherford Parties and Deutsche Bank Trust Company Americas, as indenture trustee, as amended, restated, modified, supplemented, or replaced from time to time (the “Delaware Indenture”);

•	6.50% Senior Notes due 2036, issued under the Bermuda Indenture;

•	6.80% Senior Notes due 2037, issued under the Delaware Indenture;

•	7.00% Senior Notes due 2038, issued under the Bermuda Indenture;

•	9.875% Senior Notes due 2039, issued under the Bermuda Indenture;

•	6.75% Senior Notes due 2040, issued under the Bermuda Indenture; and

•	5.95% Senior Notes due 2042, issued under the Bermuda Indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in the Introductory Note and Item 1.01 above relating to the Exit Credit Agreements, the Indenture and the Senior Notes is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

Upon the effectiveness of the Plan, all previously issued and outstanding equity interests in the Company were cancelled and the Company issued 69,999,954 New Ordinary Shares to the holders of the Company’s existing senior notes and holders of Old Ordinary Shares. In addition, the Company issued the Warrants to holders of Old Ordinary Shares, subject to adjustment as set forth in the Warrant Agreement.

The New Ordinary Shares and the Warrants described above were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization).

The information regarding the terms governing the exercise of the Warrants set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under the Introductory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

As previously disclosed, on the Effective Date, all previously issued and outstanding equity interests in the Company were cancelled. The Company issued New Ordinary Shares to holders of the Company’s unsecured notes and holders of Old Ordinary Shares pursuant to the Plan. For further information, see items 1.01, 1.02, 3.02 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company’s board of directors: Mohamed A. Awad, Roxanne J. Decyk, John D. Gass, Francis S. Kalman, David S. King, Angela Minas, Guillermo Ortiz and Emyr Jones Parry.

Pursuant to the Plan, the Company’s new board of directors shall consist of seven members, including Mark A. McCollum, as chief executive officer, and the six members listed below, who were appointed as of the Effective Date:

•         John F. Glick

•         Neal P. Goldman

•         Thomas R. Bates, Jr.

•         Jacqueline Mutschler

•         Charles M. Sledge

•         Gordon T. Hall

Other than as set forth in the Plan, there are no arrangements or understandings between any of the listed directors and any other persons pursuant to which such director was selected as a director and there are no transactions in which any of the listed directors has an interest in which requires disclosure under Item 404(a) of Regulation S-K.

Equity Incentive Plan

Pursuant to the terms of the Plan, the Company adopted the 2019 Weatherford International Equity Incentive Plan (the “Equity Incentive Plan”) providing for the issuance from time to time, as approved by the Company’s new board of directors, of equity and equity-based awards with respect to New Ordinary Shares in the aggregate and on a fully-diluted basis, of up to 4,075,000 New Ordinary Shares, representing five percent (5%) of the New Ordinary Shares issued or to be issued as of the Effective Date. The New Ordinary Shares issued under the Equity Incentive Plan in the future will dilute all of the New Ordinary Shares equally.

The foregoing description of the Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Incentive Plan, which is attached hereto as Exhibit 10.8 and is incorporated by reference herein.

Change in Control Agreement

As previously disclosed, the Company is party to a Change in Control Agreement (each, a “CIC Agreement”) with each member of the Company’s senior management (each, an “Executive”) and has entered into an Amendment to each CIC Agreement (each, an “Amendment”), to be effective on the Effective Date, with each Executive. Each Amendment provides for the continued effectiveness of the applicable CIC Agreement following the Company’s emergence from Chapter 11. The foregoing description of the CIC Agreements and Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, forms of which are attached hereto as Exhibits 10.6 and 10.7 and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2019, pursuant to the terms of an order of the Irish High Court, a new memorandum of association (the “Memorandum”) and articles of association (the “Articles”) of Weatherford International plc (“WFT”) came into effect. Except as noted below, both the Memorandum and Articles are substantially similar to the prior version of each document.

Authorized share capital

As of December 10, 2019, WFT’s authorized share capital is $1,356,000, divided into 1,356,000,000 ordinary shares with a nominal value of $0.001 per share (“Ordinary Shares” and each an “Ordinary Share”). However, WFT may not issue non-voting capital stock or share capital of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the Bankruptcy Code.

Under Irish law, the board of directors of WFT may issue new Ordinary Shares having the rights provided for in the Articles without shareholder approval once authorized to do so by the Articles or by an ordinary resolution adopted by the shareholders at a general meeting, subject at all times to the maximum authorized share capital. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, WFT has been authorized in the Articles, subject to the aforementioned restrictions in Section 1123(a)(6) of the Bankruptcy Code, to issue up to an aggregate nominal value of US$170,000 (170,000,000 Ordinary Shares) new Ordinary Shares as follows:

•	up to $87,000 (87,000,000 Ordinary Shares) for the purposes of allotting relevant securities contemplated in (i) the examiner’s scheme of arrangement under Part 10 of the Companies Act 2014 of Ireland (the “Irish Companies Act”) in respect of WFT approved by the Irish High Court on December 12, 2019 and (ii) the provisional liquidator’s scheme of arrangement in respect of Weatherford International Ltd. pursuant to the Companies Act 1981 of Bermuda; and

•	up to $83,000 (83,000,000 Ordinary Shares), together with any Ordinary Shares authorised for allotment pursuant to the power detailed in the bullet point immediately above but not allotted (or otherwise counted for the purposes of that authority), which may be allotted as the directors of WFT see fit.

Preemption Rights, Share Warrants and Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, WFT has opted out of these preemption rights in the Articles as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of shareholders, this opt-out must be so renewed in accordance with Irish statutory requirements. A “special resolution” requires the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting of shareholders at which a quorum is present. If the opt-out is not renewed, shares to be issued for cash must be offered to existing shareholders on a pro rata basis to their existing shareholding before the shares may be otherwise issued. Statutory preemption rights do not apply:

•	where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition);

•	to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution); or

•	where shares are issued pursuant to employee equity compensation plans.

Annual General Meetings of Shareholders

The Articles provide that business may be brought before an annual general meeting of shareholders if such business is (i) specified in the notice of meeting (or any supplement to the notice), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors of WFT or (iii) otherwise properly brought before the meeting by a shareholder where such shareholder has given timely notice thereof in writing to the secretary of WFT in accordance with the Articles. The Articles require that such shareholder notice specifies certain information (the “Member Information”), including: (i) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on WFT’s share register, of the shareholder proposing such business (as well as the name and address of certain parties related to the relevant shareholder), (iii) the class, series and number of shares of WFT which are held, directly or indirectly, by the shareholder and the date on which they were acquired, (iv) certain information about derivatives, debt instruments and other interests related to the shares of WFT held directly or indirectly by the shareholder (as well as certain persons related to the shareholder), (v) any material interest of the shareholder in such business and (vi) a representation that the shareholder is a holder (either of record or beneficially) of not less than 0.05% of the paid up share capital of WFT as carries the right to vote at the meeting to propose such business.

Appointment of Directors

Nominations of persons for election to the board of directors of WFT may only be made at a meeting properly called for the election of directors and only (i) by or at the direction of the board of directors of WFT or any committee thereof or (ii) by a person who is a shareholder when his or her notice of nomination is delivered to WFT and at the time of the relevant meeting. Such notice must include certain information and representations from the relevant shareholder, including the Member Information. The Articles specify time periods within which such notice must be delivered.

Directors are elected by plurality voting.

Quorum and Voting

The Articles provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum shall be one or more persons holding or representing by proxy more than 50% of the total issued voting rights of WFT’s shares.

At any meeting of the Company, all resolutions put to shareholders will be decided on a poll.

Removal of Directors

Under the Irish Companies Act, and notwithstanding anything contained in the Memorandum or Articles or in any agreement between WFT and a director, shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, at a shareholders’ meeting at which the director is entitled to be heard. In addition, the Articles provide for a number of circumstances in which a director may be removed before the expiration of his period of office, including where that director:

•	resigns his or her office by notice in writing to WFT;

•	becomes subject to a declaration of restriction under section 819 of the Irish Companies Act and the directors, during the period of that declaration, resolve that his or her office be vacated;

•	resigns his or her office by spoken declaration at any meeting of directors of WFT and such resignation is accepted by resolution of that meeting;

•	is adjudicated insolvent or bankrupt or makes any arrangement or compromise with his creditors generally (in any jurisdiction);

•	is removed from office by notice in writing to WFT by any shareholder or shareholders having the right to attend and vote at a general meeting of WFT on a resolution to remove a director and holding not less than 90% in nominal value of the shares giving that right; or

•	is subject to a resolution by the board of directors of WFT to that effect.

The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against WFT in respect of his removal.

The Companies Act 2014

The Memorandum and Articles also include certain changes which have been made as a consequence of the enactment of the Irish Companies Act, which came into force after the previous versions of the articles of association and memorandum of association of WFT were adopted.

The foregoing description of the Memorandum and Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the Memorandum and Articles, which are attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Second Amended Joint Prepackaged Plan of Reorganization of Weatherford International plc and its Affiliate Debtors, dated September 9, 2019 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on September 10, 2019).
*3.1	Amended and Restated Memorandum and Articles of Association of Weatherford International plc.
*4.1	Indenture, dated December 13, 2019, by and among Weatherford International Ltd., as issuer, the guarantors thereto and Deutsche Bank Trust Company Americas, as trustee.
*4.2	Form of Senior Note (included in Exhibit 4.1).
*4.3	Form of Warrant Certificate (included in Exhibit 10.4).
*10.1	ABL Credit Agreement, dated December 13, 2019, by and among Weatherford International Ltd., Weatherford International plc, Weatherford International LLC, Wells Fargo Bank, N.A. and the lenders party thereto from time to time.
*10.2	LC Credit Agreement, dated December 13, 2019, by and among Weatherford International Ltd., Weatherford International plc, Weatherford International LLC, Deutsche Bank Trust Company Americas and the lenders party thereto from time to time.
*10.3	Intercreditor Agreement, dated December 13, 2019, by and between Wells Fargo Bank, N.A., Deutsche Bank Trust Company Americas, Weatherford International plc and the grantors party there to from time to time.
*10.4	Warrant Agreement, dated December 13, 2019, by and between Weatherford International plc and American Stock Transfer & Trust Company, LLC.
*10.5	Registration Rights Agreement, dated December 13, 2019, by and among Weatherford International plc and certain stockholders thereto.
10.6	Form of Change in Control Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 15, 2016).
*10.7	Form of Amendment to Change in Control Agreement.
*10.8	Weatherford International plc 2019 Equity Incentive Plan.
*99.1	Notice of Effective Date.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: December 18, 2019

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary